EX-99.906CERT

Section 906 Certifications

CERTIFICATION PURSUANT TO 18 U.S.C SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Arthur P. Steinmetz, Principal Executive Officer, and Brian S. Petersen, Principal Financial Officer, of Oppenheimer Institutional Government Money Market Fund (the “Registrant”), each certify to the best of his knowledge that:

1.	The Registrant’s periodic report on Form N-CSR for the period ended 11/30/2016 (the “Form N-CSR”) fully complies with the requirements of Section 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant. This certification is being furnished to the Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR filed with the Commission.

Principal Executive Officer	Principal Financial Officer

Oppenheimer Institutional Government	Oppenheimer Institutional Government
Money Market Fund	Money Market Fund

/s/ Arthur P. Steinmetz	/s/ Brian S. Petersen
Arthur P. Steinmetz	Brian S. Petersen

Date: 1/13/2017	Date: 1/13/2017